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                                                                    EXHIBIT 23.5

                       CONSENT TO BE NAMED AS A DIRECTOR

     I hereby consent to be named as a person who will become a director of The WMF Group, Ltd. (the "Company") at the Maturity Time (as defined in the Rights Agreement, dated as of April 12, 1997, between NHP Incorporated, the Company and The First National Bank of Boston) in a registration statement on Form S-3 to be filed with the Securities and Exchange Commission and any amendments thereto.

Dated: October 2, 1997

                                              /s/ HERBERT S. WINOKUR, JR.
                                          --------------------------------------
                                                 Herbert S. Winokur, Jr.